Ex 4 Form of Common Stock Certificate

NUMBER                                                                   SHARES
              INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA

                               Yi Wan Group, Inc.

                             TOTAL AUTHORIZED ISSUE
                        50,000 SHARES WITHOUT PAR VALUE

                                  COMMON STOCK

THIS SECURITY HAS NOT BEEN REGISTERED OR QUALIFIIED UNDER ANY STATE OR FEDERAL
SECURITIES LAWS AND IS BEING SOLD PURSUANT TO APPLICABLE EXEMPTIONS FROM
REGISTRATION OR QUALIFICATION. THE TRANSFER OF THIS SECURITY IS RESTRICTED. SEE
THE ARTICLES OF INCORPORATION, BYLAWS, OR SHAREHOLDER AGREEMENT FOR DETAILS.

This is to Certify that ______________________________________ is the owner of

______________________________________________________________ fully paid and non-assessable shares of the above Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

Witness, the seal of the Corporation and the signatures of its duly authorized officers.
Dated

____________________________          (SEAL)        __________________________
                   Secretary                                         President